UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

OSIRIS THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545-1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement

On June 27, 2018, Osiris Therapeutics, Inc. (the “Company”) entered into Indemnification and Advancement of Expenses Letter Agreements (the “Letter Agreements”) with Mr. Jason Keefer, the Company’s Interim President and Chief Executive Officer, and Mr. Joel Rogers, the Company’s Interim Chief Finance Officer, in the form attached to this Form 8-K as Exhibit 10.1. The Letter Agreements provide that the Company will pay or reimburse Messrs. Keefer and Rogers for reasonable expenses incurred by them in connection with certain legal proceedings in advance of the final disposition of such proceedings on the same terms and in the same manner as if they were directors of the Company.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by reference to the Form of Indemnification and Advancement of Expenses Letter Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2018, the Compensation Committee of the Board of Directors of the Company approved an increase in the base annual salary of Mr. Jason Keefer, the Company’s Interim President and Chief Executive Officer, from $210,000 to $250,000, effective as of July 9, 2018.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Indemnification and Advancement of Expenses Letter Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

	By:	/s/ Jason Keefer
Jason Keefer
Interim President and Chief Executive Officer

Date: July 2, 2018

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